Exhibit 3.2

BYLAWS

OF

Talen Energy Corporation

A Delaware Corporation

Date of Adoption:

December 6, 2016

BYLAWS

OF

Talen Energy Corporation

Date of Adoption: December 6, 2016

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of Talen Energy Corporation (the “Corporation”) required by the General Corporation Law of the State of Delaware (the “DGCL”) to be maintained in the State of Delaware, shall be the registered office named in the original Certificate of Incorporation of the Corporation (as the same may be amended and restated from time to time, the “Certificate of Incorporation”), or such other office as may be designated from time to time by the Board of Directors in the manner provided by law. Should the Corporation maintain a principal office within the State of Delaware such registered office need not be identical to such principal office of the Corporation.

Section 2. Other Offices. The Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof. The Board of Directors, in its sole discretion, may determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication.

Section 2. Quorum; Adjournment of Meetings. Unless otherwise required by law or provided in the Certificate of Incorporation or these Bylaws (the “Bylaws”), the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business and the affirmative vote of the holders of a majority of the voting power of the stock present in person or represented by proxy at any meeting of stockholders at which a quorum is present shall constitute the act of the stockholders at such meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Notwithstanding the other provisions of the Certificate of Incorporation or these Bylaws, the chairman of the meeting or the holders of a majority of the issued and outstanding stock present in person or represented by proxy, at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. Except as otherwise permitted or required by law, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At any such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

Section 3. Annual Meetings. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting.

Section 4. Special Meetings. Unless otherwise provided in the Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board (if any) or by a majority of the Board of Directors.

Section 5. Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not be more than sixty (60) days nor less than ten (l0) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of and to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Section 2 of Article VII of these Bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If, in accordance with Section 12 of this Article II, corporate action without a meeting of stockholders is to be taken and no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to such corporate action in writing, when no prior action by the Board of Directors is necessary under the DGCL, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose where no record date has been fixed by the Board of Directors shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Notice of Meetings. Written notice of the place, date and hour of all meetings, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Chairman of the Board (if any) or the other person(s) calling the meeting to each stockholder entitled to vote thereat and shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice may be delivered personally, by electronic transmission or by mail in the manner described in section 232 of the DGCL. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. The Corporation may provide stockholders with notice of a meeting by electronic transmission provided such stockholders have consented to receiving electronic notice.

Section 7. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either on a reasonably accessible electronic network, provided that the information required to gain access to the list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the Corporation. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he or she is of the proxies representing such shares.

Section 9. Voting; Elections; Inspectors. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall have one vote for each share of stock entitled to vote which is registered in his or her name on the record date for stockholders entitled to vote at the meeting. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaw (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board of Directors (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by his or her executor or administrator, either in person or by proxy.

All voting, except as required by the Certificate of Incorporation or where otherwise required by law or the provisions of these Bylaws, may be by a voice vote; provided, however, that upon demand therefor by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting a written ballot vote shall be taken. All elections for directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes cast by the holders of shares of stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority of the issued and outstanding stock present in person or by proxy and entitled to vote thereon.

At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. Such inspector shall receive the count of all votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

Section 10. Conduct of Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board (if any), or if he or she is not present, by an individual selected by the Board of Directors, or if neither the Chairman of the Board (if any), nor any individual selected by the Board of Directors is present, by a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he or she is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. Unless the chairman of the meeting of stockholders shall otherwise determine, the order of business shall be as follows:

(a)	Calling of meeting to order.

(b)	Election of a chairman and the appointment of a secretary if necessary.

(c)	Presentation of proof of the due calling of the meeting.

(d)	Presentation and examination of proxies and determination of a quorum.

(e)	Reading and settlement of the minutes of the previous meeting.

(f)	Reports of officers and committees.

(g)	The election of directors if an annual meeting, or a meeting called for that purpose.

(h)	Unfinished business.

(i)	New business.

(j)	Adjournment.

Section 11. Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it or any other corporation, if a majority of shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly by the Corporation and such shares shall not be counted for quorum purposes.

Section 12. Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action permitted or required by law, the Certificate of Incorporation or these Bylaws to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than a unanimous written consent shall be given by the Secretary to those stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Power; Number; Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and subject to the restrictions imposed by law or the Certificate of Incorporation, they may exercise all the powers of the Corporation.

The number of directors of the Corporation shall be determined from time to time by resolution of the Board of Directors, unless the Certificate of Incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the Certificate of Incorporation. Each director shall hold office for the term for which he or she is elected, and until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal.

Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders nor residents of the State of Delaware.

Section 2. Quorum. Unless otherwise provided in the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3. Place of Meetings; Order of Business. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any), or in his or her absence by the chief executive officer, or by resolution of the Board of Directors.

Section 4. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place, if any, as the annual meeting of the stockholders. Notice of such meeting shall not be required.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board (if any) or, on the written request of any two directors, by the Secretary, in each case on at least twenty-four (24) hours personal or written notice or on at least twenty-four (24) hours’ notice by electronic transmission to each director. Such notice, or any waiver thereof pursuant to Section 2 of Article VII hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Certificate of Incorporation or these Bylaws.

Section 7. Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided that, unless the Certificate of Incorporation otherwise provides, if the Board of Directors is classified, then the stockholders may effect such removal only for cause; and provided further that, if the Certificate of Incorporation expressly grants to stockholders the right to cumulate votes for the election of directors and if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which such director is a part.

Section 8. Vacancies; Increases in the Number of Directors. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or a sole remaining director; and any director so chosen shall hold office until the next annual election and until his or her successor shall be duly elected and shall qualify, unless sooner displaced.

If the directors of the Corporation are divided into classes, any directors elected to fill vacancies or newly created directorships shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be duly elected and shall qualify.

Section 9. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors.

Section 10. Action Without a Meeting; Telephone Conference Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting of the Board of Directors or a committee, as the case may be, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation, subject to any applicable requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 11. Approval or Ratification of Acts or Contracts by Stockholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of stockholders holding a majority of the voting power of the stock issued and outstanding and entitled to vote thereon and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation. In addition, any such act or contract may be approved or ratified by the written consent of the holders of shares of stock representing a majority of the voting power entitled to vote and such consent shall be as valid and as binding upon the Corporation and upon all the stockholders as if it had been approved or ratified by every stockholder of the Corporation.

ARTICLE IV

COMMITTEES

Section 1. Designation; Powers. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, including, if the Board of Directors shall so determine, an executive committee, each such committee to consist of one or more of the directors of the Corporation. Any such designated committee shall have and may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation, or amending, altering or repealing the Bylaws or adopting new Bylaws for the Corporation and, unless such resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

Section 2. Procedure; Meetings; Quorum. Any committee designated pursuant to Section 1 of this Article IV shall choose its own chairman unless previously appointed by the Board of Directors, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 3. Substitution of Members. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

ARTICLE V

OFFICERS

Section 1. Number, Titles and Term of Office. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer and, if the Board of Directors so elects, a Chairman of the Board, and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his or her successor shall be duly elected and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise. Except for the Chairman of the Board, if any, no officer need be a director.

Section 2. Salaries. The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, or at any regular meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 5. Powers and Duties of the Chief Executive Officer. The President shall be the chief executive officer of the Corporation unless the Board of Directors designates the Chairman of the Board or any other officer as chief executive officer. Subject to the control of the Board of Directors and the executive committee (if any), and to any applicable delegation of authority adopted by the Board of Directors, the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him or her by the Board of Directors.

Section 6. Powers and Duties of the Chairman of the Board. If elected, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board of Directors.

Section 7. Powers and Duties of the President. Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, unless the Board of Directors otherwise determines, he or she shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the stockholders and (should he or she be a director) of the Board of Directors; and he or she shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him or her by the Board of Directors.

Section 8. Chief Financial Officer. The Chief Financial Officer shall have overall supervision of the financial operations of the Corporation, and, subject to any applicable delegation of authority adopted by the Board of Directors, he or she shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board of Directors. He or she shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the chief executive officer and the Board of Directors.

Section 9. Vice Presidents. Each Vice President shall, subject to any applicable delegation of authority adopted by the Board of Directors, have such powers and duties as from time to time may be assigned to him or her by the chief executive officer or the Board of Directors or as shall be prescribed by his or her superior officer.

Section 10. Treasurer. The Treasurer, if any, shall have responsibility for the custody and control of all the funds and securities of the Corporation, and, subject to any applicable delegation of authority adopted by the Board of Directors, he or she shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board of Directors. He or she shall perform all acts incident to the position of Treasurer, subject to the control of the chief executive officer and the Board of Directors; and he or she shall, if required by the Board of Directors, give such bond for the faithful discharge of his or her duties in such form as the Board of Directors may require.

Section 11. Secretary. Subject to any applicable delegation of authority adopted by the Board of Directors, the Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and the stockholders, in books provided for that purpose; he or she shall attend to the giving and serving of all notices hereunder; he or she may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he or she may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he or she shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he or she shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board of Directors or the chief executive officer; and he or she shall in general perform all acts incident to the office of Secretary, subject to the control of the chief executive officer and the Board of Directors.

Section 12. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the chief executive officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI

CAPITAL STOCK

Section 1. Certificates of Stock. Except as provided in this Section 1 of Article VI, the certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Certificate of Incorporation, as shall be approved by the Board of Directors; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated or electronic shares. The Chairman of the Board (if any), chief executive officer or other officer designated by resolution of the Board of Directors shall cause to be issued to each holder of shares to be represented by a certificate one or more certificates, under the seal of the Corporation or a facsimile thereof if the Board of Directors shall have provided for such seal, and signed by the Chairman of the Board (if any), chief executive officer or other officer designated by resolution of the Board of Directors and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such stockholder in the Corporation; provided, however, that any of or all the signatures on the certificate may be facsimile or other means of electronic communication. The stock record books and the blank stock certificate books shall be kept by the Secretary or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile or electronically reproduced signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares represented by such certificate. The Board of Directors may deem that any outstanding shares of the Corporation will be uncertificated and registered in such form on the stock books of the Corporation.

Section 2. Transfer of Certificated Shares. Subject to the provisions of the Certificate of Incorporation, these Bylaws and any other applicable agreements regarding the transfer of stock, the certificated shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares. Subject to the provisions of the Certificate of Incorporation, these Bylaws and any other applicable agreements regarding the transfer of stock, upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 4. Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 5. Lost or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or his or her legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

Section 2. Notice and Waiver of Notice. Whenever any notice is required to be given by law, the Certificate of Incorporation or under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given by wireless or electronic transmission or by deposit of the same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his or her post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given as of the time of such transmission or mailing, as the case may be.

Whenever notice is required to be given by law, the Certificate of Incorporation or under any of the provisions of these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

Section 3. Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chief executive officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 4. Facsimile or Electronic Signatures. In addition to the provisions for the use of facsimile or electronic signatures elsewhere specifically authorized in these Bylaws, facsimile or electronic signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

Section 5. Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

Section 6. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

ARTICLE VIII

AMENDMENTS

Section 1. Amendments. If provided in the Certificate of Incorporation of the Corporation, the Board of Directors shall have the power to adopt, amend and repeal from time to time Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal such Bylaws as adopted or amended by the Board of Directors.